Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated February 10, 2009)
February 17, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: February 27, 2009

•	Initial valuation date: February 24, 2009

•	Final valuation date: August 24, 2009

•	Maturity date: August 27, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa3 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Arch Coal, Inc.	TBD	FWP-8	ACI	TBD	16.500%	50.0%	TBD	TBD	TBD	TBD	E-3027	06738QP85/ US06738QP854
Archer Daniels Midland Company	TBD	FWP-10	ADM	TBD	10.550%	60.0%	TBD	TBD	TBD	TBD	E-3028	06738QP93/ US06738QP938
Amazon.com, Inc.	TBD	FWP-12	AMZN	TBD	13.000%	60.0%	TBD	TBD	TBD	TBD	E-3029	06738QQ27/ US06738QQ274
The Boeing Company	TBD	FWP-14	BA	TBD	11.000%	70.0%	TBD	TBD	TBD	TBD	E-3030	06738QQ35/ US06738QQ357
Peabody Energy Corporation	TBD	FWP-16	BTU	TBD	16.000%	50.0%	TBD	TBD	TBD	TBD	E-3031	06738QQ43/ US06738QQ431
Chicago Bridge & Iron Company N.V.	TBD	FWP-18	CBI	TBD	20.000%	50.0%	TBD	TBD	TBD	TBD	E-3032	06738QQ50/ US06738QQ506
Consol Energy Inc.	TBD	FWP-20	CNX	TBD	20.000%	50.0%	TBD	TBD	TBD	TBD	E-3033	06738QQ68/ US06738QQ688
ConocoPhillips	TBD	FWP-22	COP	TBD	12.500%	70.0%	TBD	TBD	TBD	TBD	E-3034	06738QQ76/ US06738QQ761
Cisco Systems, Inc.	TBD	FWP-24	CSCO	TBD	10.000%	70.0%	TBD	TBD	TBD	TBD	E-3035	06738QQ84/ US06738QQ845
Dell Inc.	TBD	FWP-26	DELL	TBD	10.500%	60.0%	TBD	TBD	TBD	TBD	E-3036	06738QQ92/ US06738QQ928
Devon Energy Corporation	TBD	FWP-28	DVN	TBD	13.000%	65.0%	TBD	TBD	TBD	TBD	E-3037	06738QR26/ US06738QR264
General Electric Company	TBD	FWP-30	GE	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-3038	06738QR34/ US06738QR348
Corning Incorporated	TBD	FWP-32	GLW	TBD	11.000%	65.0%	TBD	TBD	TBD	TBD	E-3039	06738QR42/ US06738QR421
The Goldman Sachs Group, Inc.	TBD	FWP-34	GS	TBD	20.000%	50.0%	TBD	TBD	TBD	TBD	E-3040	06738QR59/ US06738QR595
JPMorgan Chase & Co.	TBD	FWP-36	JPM	TBD	20.000%	50.0%	TBD	TBD	TBD	TBD	E-3041	06738QR67/ US06738QR678
Monsanto Company	TBD	FWP-38	MON	TBD	13.400%	65.0%	TBD	TBD	TBD	TBD	E-3042	06738QR75/ US06738QR751
The Mosaic Company	TBD	FWP-40	MOS	TBD	20.000%	60.0%	TBD	TBD	TBD	TBD	E-3043	06738QR83/ US06738QR835
Nucor Corporation	TBD	FWP-42	NUE	TBD	16.000%	60.0%	TBD	TBD	TBD	TBD	E-3044	06738QR91/ US06738QR918
Schering-Plough Corporation	TBD	FWP-44	SGP	TBD	11.000%	70.0%	TBD	TBD	TBD	TBD	E-3045	06738QS25/ US06738QS254
Schlumberger N.V. (Schlumberger Limited)	TBD	FWP-46	SLB	TBD	13.200%	65.0%	TBD	TBD	TBD	TBD	E-3046	06738QS33/ US06738QS338
SunPower Corporation	TBD	FWP-48	SPWRA	TBD	20.000%	50.0%	TBD	TBD	TBD	TBD	E-3047	06738QS41/ US06738QS411
U.S. Bancorp	TBD	FWP-50	USB	TBD	20.000%	50.0%	TBD	TBD	TBD	TBD	E-3048	06738QS58/ US06738QS585
United States Oil Fund, LP	TBD	FWP-52	USO	TBD	13.200%	65.0%	TBD	TBD	TBD	TBD	E-3049	06738QS66/ US06738QS668
Valero Energy Corporation	TBD	FWP-54	VLO	TBD	15.450%	60.0%	TBD	TBD	TBD	TBD	E-3050	06738QS74/ US06738QS742
United States Steel Corporation	TBD	FWP-56	X	TBD	19.250%	50.0%	TBD	TBD	TBD	TBD	E-3051	06738QS82/ US06738QS825

*	Annualized Rate
**	The Notes will be sold to certain brokers or dealers at a discount from the initial public offering price of up to the percentage amount set forth here. Accordingly, the percentage amount proceeds to Issuer listed herein is the minimum percentage of the principal amount that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated February 10, 2009, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023309/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa3 by Moody’s Investor Services, Inc. (“Moody’s”). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa3 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

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Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC.

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Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%], assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2007, the company operated 18 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to power plants, steel mills and industrial facilities. For the year ended December 31, 2007, the Company sold approximately 135.0 million tons of coal, including approximately 8.6 million tons of coal purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
February 12, 2009*	$20.62	$14.55	$16.43

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $16.43

Protection level: 50.00%

Protection price: $8.22

Physical delivery amount: 60($1,000/Initial price)

Fractional shares: 0.864273

Coupon: 16.50% per annum

Maturity: August 27, 2009

Dividend yield: 2.07% per annum

Coupon amount monthly: $13.75

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		101.04%
+ 90%	8.25%		91.04%
+ 80%	8.25%		81.04%
+ 70%	8.25%		71.04%
+ 60%	8.25%		61.04%
+ 50%	8.25%		51.04%
+ 40%	8.25%		41.04%
+ 30%	8.25%		31.04%
+ 20%	8.25%		21.04%
+ 10%	8.25%		11.04%
+ 5%	8.25%		6.04%

0%	8.25%		1.04%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-3.96%
- 10%	8.25%	-1.75%	-8.96%
- 20%	8.25%	-11.75%	-18.96%
- 30%	8.25%	-21.75%	-28.96%
- 40%	8.25%	-31.75%	-38.96%
- 50%	8.25%	-41.75%	-48.96%
- 60%	N/A	-51.75%	-58.96%
- 70%	N/A	-61.75%	-68.96%
- 80%	N/A	-71.75%	-78.96%
- 90%	N/A	-81.75%	-88.96%
- 100%	N/A	-91.75%	-98.96%

FWP-7

Archer Daniels Midland Company

According to publicly available information, Archer Daniels Midland Company (the “Company”) is a processor of oilseeds, corn, wheat, cocoa, and other feedstuffs and is a manufacturer of soybean oil and protein meal, corn sweeteners, flour, biodiesel, ethanol, and other value-added food and feed ingredients. The Company also has a grain elevator and transportation network to procure, store, clean, and transport agricultural commodities, such as oilseeds, corn, wheat, milo, oats, and barley.

The Company’s operations are classified into three main business segments: Oilseeds Processing, Corn Processing and Agricultural Services.

The Company was incorporated in Delaware in 1923, successor to the Daniels Linseed Co. founded in 1902. The number of persons employed by the Company was approximately 27,300 at June 30, 2007.

The linked share’s SEC file number is 001-00044.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$12.83	$10.50	$10.80
June 30, 2003	$13.17	$10.68	$12.87
September 30, 2003	$14.14	$11.95	$13.11
December 31, 2003	$15.24	$13.11	$15.22
March 31, 2004	$17.83	$14.90	$16.87
June 30, 2004	$17.95	$16.05	$16.78
September 30, 2004	$17.00	$14.95	$16.98
December 31, 2004	$22.55	$16.72	$22.31
March 31, 2005	$25.37	$21.35	$24.58
June 30, 2005	$25.30	$17.60	$21.38
September 30, 2005	$24.75	$20.44	$24.66
December 30, 2005	$25.55	$23.24	$24.66
March 31, 2006	$35.50	$24.05	$33.65
June 30, 2006	$46.70	$34.60	$41.28
September 29, 2006	$45.04	$36.50	$37.88
December 29, 2006	$40.00	$31.20	$31.96
March 30, 2007	$37.83	$30.46	$36.70
June 29, 2007	$39.65	$32.06	$33.09
September 28, 2007	$37.02	$31.29	$33.08
December 31, 2007	$47.33	$32.43	$46.43
March 31, 2008	$47.18	$38.25	$41.16
June 30, 2008	$48.95	$31.65	$33.75
September 30, 2008	$33.75	$19.70	$21.91
December 31, 2008	$29.08	$13.53	$28.83
February 12, 2009*	$29.49	$24.09	$28.54

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ADM

Initial price: $28.54

Protection level: 60.00%

Protection price: $17.12

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.038542

Coupon: 10.55% per annum

Maturity: August 27, 2009

Dividend yield: 1.82% per annum

Coupon amount monthly: $8.79

FWP-8

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.275%		100.91%
+ 90%	5.275%		90.91%
+ 80%	5.275%		80.91%
+ 70%	5.275%		70.91%
+ 60%	5.275%		60.91%
+ 50%	5.275%		50.91%
+ 40%	5.275%		40.91%
+ 30%	5.275%		30.91%
+ 20%	5.275%		20.91%
+ 10%	5.275%		10.91%
+ 5%	5.275%		5.91%

0%	5.275%		0.91%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.275%	0.275%	-4.09%
- 10%	5.275%	-4.725%	-9.09%
- 20%	5.275%	-14.725%	-19.09%
- 30%	5.275%	-24.725%	-29.09%
- 40%	5.275%	-34.725%	-39.09%
- 50%	N/A	-44.725%	-49.09%
- 60%	N/A	-54.725%	-59.09%
- 70%	N/A	-64.725%	-69.09%
- 80%	N/A	-74.725%	-79.09%
- 90%	N/A	-84.725%	-89.09%
- 100%	N/A	-94.725%	-99.09%

FWP-9

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company also generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Additionally, the Company provides services for third-party retailers, marketing and promotional services, and web services for developers.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$28.04	$18.55	$26.03
June 30, 2003	$37.24	$24.13	$36.49
September 30, 2003	$51.30	$34.00	$48.36
December 31, 2003	$61.14	$47.00	$52.64
March 31, 2004	$57.82	$39.16	$43.28
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 28, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 31, 2008	$97.43	$61.20	$71.30
June 30, 2008	$84.88	$70.65	$73.33
September 30, 2008	$91.75	$61.33	$72.76
December 31, 2008	$71.95	$34.68	$51.28
February 12, 2009*	$67.36	$47.64	$63.96

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $63.96

Protection level: 60.00%

Protection price: $38.38

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.634772

Coupon: 13.00% per annum

Maturity: August 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.83

FWP-10

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	6.50%	-23.50%	-30.00%
- 40%	6.50%	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

FWP-11

The Boeing Company

According to publicly available information, The Boeing Company (the “Company”) together with its subsidiaries is one of the world’s major aerospace firms. The Company is organized based on the products and services it offers. The Company operates in five principal segments: Commercial Airplanes; the three segments that comprise its Integrated Defence Systems (IDS) business: Precision Engagement and Mobility Systems (PE&MS), Network and Space Systems (N&SS) and Support Systems; and Boeing Capital Corporation (BCC). The Company’s other segment classifications principally includes the activities of Engineering, Operations and Technology, an advanced research and development organization focused on innovative technologies, improved processes and the creation of new products.

The Company’s workforce level at December 31, 2008 was approximately 162,200.

The linked share’s SEC file number is: 1-442.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$34.59	$24.73	$25.06
June 30, 2003	$36.50	$25.20	$34.32
September 30, 2003	$38.90	$31.00	$34.33
December 31, 2003	$43.35	$34.40	$42.14
March 31, 2004	$45.10	$38.04	$41.07
June 30, 2004	$51.49	$40.31	$51.09
September 30, 2004	$55.22	$46.60	$51.62
December 31, 2004	$55.48	$48.20	$51.77
March 31, 2005	$58.94	$49.52	$58.46
June 30, 2005	$66.71	$56.22	$66.00
September 30, 2005	$68.38	$62.02	$67.95
December 30, 2005	$72.40	$63.70	$70.24
March 31, 2006	$79.45	$66.49	$77.93
June 30, 2006	$89.58	$76.40	$81.91
September 29, 2006	$84.06	$72.17	$78.85
December 29, 2006	$92.03	$77.79	$88.84
March 30, 2007	$92.24	$84.60	$88.91
June 29, 2007	$100.96	$88.08	$96.16
September 28, 2007	$107.80	$90.08	$104.99
December 31, 2007	$107.15	$85.55	$87.46
March 31, 2008	$87.76	$71.59	$74.37
June 30, 2008	$88.28	$65.56	$65.72
September 30, 2008	$69.50	$54.20	$57.35
December 31, 2008	$58.00	$36.25	$42.67
February 12, 2009*	$47.00	$38.58	$39.86

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BA

Initial price: $39.86

Protection level: 70.00%

Protection price: $27.90

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.087807

Coupon: 11.00% per annum

Maturity: August 27, 2009

Dividend yield: 3.99% per annum

Coupon amount monthly: $9.17

FWP-12

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		102.00%
+ 90%	5.50%		92.00%
+ 80%	5.50%		82.00%
+ 70%	5.50%		72.00%
+ 60%	5.50%		62.00%
+ 50%	5.50%		52.00%
+ 40%	5.50%		42.00%
+ 30%	5.50%		32.00%
+ 20%	5.50%		22.00%
+ 10%	5.50%		12.00%
+ 5%	5.50%		7.00%

0%	5.50%		2.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-3.00%
- 10%	5.50%	-4.50%	-8.00%
- 20%	5.50%	-14.50%	-18.00%
- 30%	5.50%	-24.50%	-28.00%
- 40%	N/A	-34.50%	-38.00%
- 50%	N/A	-44.50%	-48.00%
- 60%	N/A	-54.50%	-58.00%
- 70%	N/A	-64.50%	-68.00%
- 80%	N/A	-74.50%	-78.00%
- 90%	N/A	-84.50%	-88.00%
- 100%	N/A	-94.50%	-98.00%

FWP-13

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2007, it sold 237.8 million tons of coal. During this period, the Company sold coal to over 340 electricity generating and industrial plants in 19 countries. The Company’s coal products fuel approximately 10% of all U.S. electricity generation and 2% of worldwide electricity generation. At December 31, 2007, the Company had 9.3 billion tons of proven and probable coal reserves. The Company owns majority interests in 31 coal mining operations located in the U.S and Australia. Additionally, the Company owns a minority interest in one Venezuelan operating mine through a joint venture arrangement. It shipped 192.3 million tons from its 20 U.S. mining operations and 21.4 million tons from its 11 Australia operations in 2007. The Company also shipped 84% of its U.S. mining operations’ coal sales volume from the western United States during the year ended December 31, 2007 and the remaining 16% from the eastern United States. Most of the Company’s production in the western United States is low-sulfur coal from the Powder River Basin.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$6.93	$5.74	$6.53
June 30, 2003	$8.22	$6.25	$7.86
September 30, 2003	$7.87	$6.70	$7.34
December 31, 2003	$10.06	$7.34	$9.76
March 31, 2004	$11.84	$8.52	$10.89
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
February 12, 2009*	$30.95	$21.97	$28.41

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $28.41

Protection level: 50.00%

Protection price: $14.21

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.198874

Coupon: 16.00% per annum

Maturity: August 27, 2009

Dividend yield: 0.85% per annum

Coupon amount monthly: $13.33

FWP-14

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.43%
+ 90%	8.00%		90.43%
+ 80%	8.00%		80.43%
+ 70%	8.00%		70.43%
+ 60%	8.00%		60.43%
+ 50%	8.00%		50.43%
+ 40%	8.00%		40.43%
+ 30%	8.00%		30.43%
+ 20%	8.00%		20.43%
+ 10%	8.00%		10.43%
+ 5%	8.00%		5.43%

0%	8.00%		0.43%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-4.57%
- 10%	8.00%	-2.00%	-9.57%
- 20%	8.00%	-12.00%	-19.57%
- 30%	8.00%	-22.00%	-29.57%
- 40%	8.00%	-32.00%	-39.57%
- 50%	8.00%	-42.00%	-49.57%
- 60%	N/A	-52.00%	-59.57%
- 70%	N/A	-62.00%	-69.57%
- 80%	N/A	-72.00%	-79.57%
- 90%	N/A	-82.00%	-89.57%
- 100%	N/A	-92.00%	-99.57%

FWP-15

Chicago Bridge & Iron Company N.V.

According to publicly available information, Chicago Bridge & Iron Company N.V. (the “Company”) is an engineering, procurement and construction provider and process technology licensor, delivering comprehensive solutions to customers in the energy and natural resource industries. The company has a presence in about 80 locations and has approximately 17,000 employees worldwide. During 2007, the Company executed more than 500 projects in over 60 countries for customers in a variety of industries.

Within its operating segments, the Company serve under four broad market sectors: Liquefied Natural Gas (“LNG”), Energy Processes, Steel Plate Structures, and Lummus Technologies. Through these market sectors, the Company offer services both independently and on an integrated basis.

The linked share’s SEC file number is 001-12815.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$8.83	$7.13	$8.12
June 30, 2003	$12.50	$8.08	$11.34
September 30, 2003	$14.25	$11.05	$13.58
December 31, 2003	$15.00	$12.00	$14.45
March 31, 2004	$16.25	$12.25	$13.92
June 30, 2004	$15.18	$10.80	$13.93
September 30, 2004	$15.23	$13.25	$15.00
December 31, 2004	$20.56	$14.49	$20.00
March 31, 2005	$23.87	$17.85	$22.02
June 30, 2005	$25.25	$19.10	$22.86
September 30, 2005	$32.95	$22.83	$31.09
December 30, 2005	$32.75	$19.50	$25.21
March 31, 2006	$31.85	$19.80	$24.00
June 30, 2006	$27.50	$21.78	$24.15
September 29, 2006	$27.78	$22.75	$24.06
December 29, 2006	$29.74	$23.17	$27.34
March 30, 2007	$31.50	$25.83	$30.75
June 29, 2007	$40.05	$30.10	$37.74
September 28, 2007	$44.84	$30.06	$43.06
December 31, 2007	$62.94	$41.49	$60.44
March 31, 2008	$63.47	$35.21	$39.24
June 30, 2008	$49.82	$37.50	$39.82
September 30, 2008	$40.20	$15.95	$19.24
December 31, 2008	$19.05	$5.13	$10.05
February 12, 2009*	$13.88	$10.17	$11.07

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBI

Initial price: $11.07

Protection level: 50.00%

Protection price: $5.54

Physical delivery amount: 90($1,000/Initial price)

Fractional shares: 0.334237

Coupon: 20.00% per annum

Maturity: August 27, 2009

Dividend yield: 1.46% per annum

Coupon amount monthly: $16.67

FWP-16

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.73%
+ 90%	10.00%		90.73%
+ 80%	10.00%		80.73%
+ 70%	10.00%		70.73%
+ 60%	10.00%		60.73%
+ 50%	10.00%		50.73%
+ 40%	10.00%		40.73%
+ 30%	10.00%		30.73%
+ 20%	10.00%		20.73%
+ 10%	10.00%		10.73%
+ 5%	10.00%		5.73%

0%	10.00%		0.73%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.27%
- 10%	10.00%	0.00%	-9.27%
- 20%	10.00%	-10.00%	-19.27%
- 30%	10.00%	-20.00%	-29.27%
- 40%	10.00%	-30.00%	-39.27%
- 50%	10.00%	-40.00%	-49.27%
- 60%	N/A	-50.00%	-59.27%
- 70%	N/A	-60.00%	-69.27%
- 80%	N/A	-70.00%	-79.27%
- 90%	N/A	-80.00%	-89.27%
- 100%	N/A	-90.00%	-99.27%

FWP-17

Consol Energy Inc.

According to publicly available sources, Consol Energy Inc. (“the Company”) is a multi-fuel energy producer and energy services provider primarily serving the electric power generation industry in the United States. That industry generates approximately two-thirds of its output by burning coal or gas, the two fuels the Company produces. During the year ended December 31, 2008, the Company produced high-Btu bituminous coal from 17 mining complexes in the United States, including a fully consolidated, 49% owned, variable interest entity, and a 49% equity affiliate. The Company is the majority shareholder (83.30%) of CNX Gas Corporation. CNX Gas produces pipeline-quality coalbed methane gas from the Company’s coal properties in Pennsylvania, Virginia and West Virginia and oil and gas from properties in Tennessee and Virginia.

The linked share’s SEC file number is 001-14901.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$9.01	$7.28	$8.27
June 30, 2003	$12.31	$7.83	$11.37
September 30, 2003	$11.48	$9.09	$9.29
December 31, 2003	$13.40	$9.34	$12.95
March 31, 2004	$14.25	$10.12	$13.40
June 30, 2004	$18.37	$12.43	$18.00
September 30, 2004	$19.63	$14.92	$17.45
December 31, 2004	$21.95	$16.06	$20.53
March 31, 2005	$24.63	$18.58	$23.51
June 30, 2005	$27.50	$20.78	$26.79
September 30, 2005	$38.73	$26.90	$38.14
December 30, 2005	$39.87	$26.81	$32.59
March 31, 2006	$37.67	$30.00	$37.08
June 30, 2006	$49.09	$35.12	$46.72
September 29, 2006	$48.90	$28.10	$31.73
December 29, 2006	$38.71	$28.69	$32.13
March 30, 2007	$39.65	$29.15	$39.13
June 29, 2007	$49.85	$38.89	$46.11
September 28, 2007	$50.21	$34.37	$46.60
December 31, 2007	$74.18	$45.04	$71.52
March 31, 2008	$84.18	$53.66	$69.19
June 30, 2008	$119.10	$67.33	$112.37
September 30, 2008	$112.21	$36.25	$45.89
December 31, 2008	$44.13	$18.51	$28.58
February 12, 2009*	$37.61	$24.21	$31.22

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CNX

Initial price: $31.22

Protection level: 50.00%

Protection price: $15.61

Physical delivery amount: 32($1,000/Initial price)

Fractional shares: 0.030750

Coupon: 20.00% per annum

Maturity: August 27, 2009

Dividend yield: 1.26% per annum

Coupon amount monthly: $16.67

FWP-18

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.63%
+ 90%	10.00%		90.63%
+ 80%	10.00%		80.63%
+ 70%	10.00%		70.63%
+ 60%	10.00%		60.63%
+ 50%	10.00%		50.63%
+ 40%	10.00%		40.63%
+ 30%	10.00%		30.63%
+ 20%	10.00%		20.63%
+ 10%	10.00%		10.63%
+ 5%	10.00%		5.63%

0%	10.00%		0.63%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.37%
- 10%	10.00%	0.00%	-9.37%
- 20%	10.00%	-10.00%	-19.37%
- 30%	10.00%	-20.00%	-29.37%
- 40%	10.00%	-30.00%	-39.37%
- 50%	10.00%	-40.00%	-49.37%
- 60%	N/A	-50.00%	-59.37%
- 70%	N/A	-60.00%	-69.37%
- 80%	N/A	-70.00%	-79.37%
- 90%	N/A	-80.00%	-89.37%
- 100%	N/A	-90.00%	-99.37%

FWP-19

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces, transports and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the Company’s investment in new technologies or businesses outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 28, 2007	$90.84	$73.83	$87.77
December 31, 2007	$89.89	$74.18	$88.30
March 31, 2008	$89.71	$67.85	$76.21
June 30, 2008	$95.96	$75.54	$94.39
September 30, 2008	$94.65	$67.31	$73.25
December 31, 2008	$72.06	$41.34	$51.80
February 12, 2009*	$57.42	$44.60	$46.20

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $46.20

Protection level: 70.00%

Protection price: $32.34

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.645022

Coupon: 12.50% per annum

Maturity: August 27, 2009

Dividend yield: 4.08% per annum

Coupon amount monthly: $10.42

FWP-20

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		102.04%
+ 90%	6.25%		92.04%
+ 80%	6.25%		82.04%
+ 70%	6.25%		72.04%
+ 60%	6.25%		62.04%
+ 50%	6.25%		52.04%
+ 40%	6.25%		42.04%
+ 30%	6.25%		32.04%
+ 20%	6.25%		22.04%
+ 10%	6.25%		12.04%
+ 5%	6.25%		7.04%

0%	6.25%		2.04%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-2.96%
- 10%	6.25%	-3.75%	-7.96%
- 20%	6.25%	-13.75%	-17.96%
- 30%	6.25%	-23.75%	-27.96%
- 40%	N/A	-33.75%	-37.96%
- 50%	N/A	-43.75%	-47.96%
- 60%	N/A	-53.75%	-57.96%
- 70%	N/A	-63.75%	-67.96%
- 80%	N/A	-73.75%	-77.96%
- 90%	N/A	-83.75%	-87.96%
- 100%	N/A	-93.75%	-97.96%

FWP-21

Cisco Systems, Inc.

According to publicly available information, Cisco Systems, Inc. (the “Company”) designs, manufactures and sells Internet Protocol (IP)-based networking and other products related to the communications and information technology industry and provides services associated with these products and their use. Its products are installed at corporations, public institutions, telecommunications companies, and businesses of all sizes and are also found in personal residences. The Company provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world. The Company conducts its business globally and are managed geographically in five segments: the United States and Canada; European Markets; Emerging Markets; Asia Pacific; and Japan.

The Company was incorporated in California in December 1984, and its headquarters are in San Jose, California.

The linked share’s SEC file number is 000-18225.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$15.63	$12.33	$12.98
June 30, 2003	$19.10	$12.80	$16.69
September 30, 2003	$21.56	$16.57	$19.54
December 31, 2003	$24.60	$19.13	$24.29
March 31, 2004	$29.39	$21.94	$23.52
June 30, 2004	$24.83	$20.68	$23.70
September 30, 2004	$23.68	$17.50	$18.10
December 31, 2004	$20.35	$17.80	$19.30
March 31, 2005	$19.61	$17.13	$17.89
June 30, 2005	$20.25	$17.01	$19.11
September 30, 2005	$20.23	$17.30	$17.93
December 30, 2005	$18.12	$16.83	$17.12
March 31, 2006	$22.00	$17.18	$21.67
June 30, 2006	$22.00	$19.08	$19.53
September 29, 2006	$23.50	$17.10	$23.00
December 29, 2006	$27.96	$22.80	$27.33
March 30, 2007	$28.99	$24.94	$25.53
June 29, 2007	$28.48	$25.31	$27.85
September 28, 2007	$33.37	$27.79	$33.11
December 31, 2007	$34.24	$26.82	$27.07
March 31, 2008	$27.30	$21.79	$24.09
June 30, 2008	$27.72	$22.91	$23.26
September 30, 2008	$25.25	$20.58	$22.56
December 31, 2008	$22.44	$14.21	$16.30
February 12, 2009*	$17.98	$14.83	$16.20

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CSCO

Initial price: $16.20

Protection level: 70.00%

Protection price: $11.34

Physical delivery amount: 61($1,000/Initial price)

Fractional shares: 0.728395

Coupon: 10.00% per annum

Maturity: August 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

FWP-22

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	5.00%	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-23

Dell Inc.

According to publicly available information, Dell Inc. (the “Company”) is a leading technology company that offers a broad range of product categories, including desktop computer systems, storage, servers and networking products, mobility products, software and peripherals, and enhanced services. The Company designs, develops, manufactures, markets, sells, and supports a wide range of products that in many cases are customized to individual customer requirements. In addition, the Company offers a wide range of enhanced services.

The Company sells its products and services directly to customers through sales representatives, telephone-based sales, and online at www.dell.com. The Company’s customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual customers.

The Company is a Delaware corporation and was founded in 1984. The Company’s corporate headquarters are located in Round Rock, Texas and it conducts operations worldwide through subsidiaries.

The linked share’s SEC file number is 0-17017.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$29.25	$22.59	$27.31
June 30, 2003	$33.00	$27.15	$31.96
September 30, 2003	$35.04	$30.70	$33.39
December 31, 2003	$37.18	$32.30	$33.96
March 31, 2004	$36.16	$31.14	$33.62
June 30, 2004	$36.75	$33.54	$35.82
September 30, 2004	$36.49	$32.71	$35.60
December 31, 2004	$42.57	$33.91	$42.14
March 31, 2005	$42.30	$37.85	$38.42
June 30, 2005	$41.22	$34.40	$39.51
September 30, 2005	$41.99	$33.24	$34.20
December 30, 2005	$34.26	$28.62	$29.99
March 31, 2006	$32.24	$28.61	$29.76
June 30, 2006	$30.25	$23.53	$24.41
September 29, 2006	$24.68	$18.95	$22.84
December 29, 2006	$27.89	$22.48	$25.09
March 30, 2007	$27.47	$21.61	$23.21
June 29, 2007	$28.86	$22.86	$28.55
September 28, 2007	$29.61	$24.96	$27.60
December 31, 2007	$30.75	$23.16	$24.51
March 31, 2008	$24.65	$18.87	$19.92
June 30, 2008	$24.59	$18.13	$21.88
September 30, 2008	$25.95	$15.41	$16.48
December 31, 2008	$16.60	$8.73	$10.24
February 12, 2009*	$11.42	$8.74	$9.17

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DELL

Initial price: $9.17

Protection level: 60.00%

Protection price: $5.50

Physical delivery amount: 109($1,000/Initial price)

Fractional shares: 0.051254

Coupon: 10.50% per annum

Maturity: August 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

FWP-24

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	5.25%	-24.75%	-30.00%
- 40%	5.25%	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

FWP-25

Devon Energy Corporation

According to publicly available information, Devon Energy Corporation, including its subsidiaries, (“the “Company”) is an independent energy company engaged primarily in oil and gas exploration, development and production, the transportation of oil, gas, and NGLs and the processing of natural gas. The Company owns oil and gas properties principally in the United States and Canada and, to a lesser degree, various regions located outside North America, including Azerbaijan, Brazil and China. In October 2007, the Company completed the sale of its operations in Egypt and received proceeds of $341 million. In November 2007, the Company announced an agreement to sell its operations in Gabon for $205.5 million. The Company is finalizing purchase and sales agreements and obtaining the necessary partner and government approvals for the remaining properties in the West African divestiture package. The Company is optimistic it can complete these sales during the first half of 2008.

In addition to its oil and gas operations, the Company has marketing and midstream operations primarily in North America. These include marketing natural gas, crude oil and NGLs, and constructing and operating pipelines, storage and treating facilities and gas processing plants.

The linked share’s SEC file number is 001-32318.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2003	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2003	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2003	#N/A N/A	#N/A N/A	#N/A N/A
March 31, 2004	#N/A N/A	#N/A N/A	#N/A N/A
June 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
September 30, 2004	#N/A N/A	#N/A N/A	#N/A N/A
December 31, 2004	$41.63	$35.53	$38.92
March 31, 2005	$49.40	$36.48	$47.75
June 30, 2005	$52.31	$40.60	$50.68
September 30, 2005	$70.35	$51.20	$68.64
December 30, 2005	$69.76	$54.05	$62.54
March 31, 2006	$69.97	$55.31	$61.17
June 30, 2006	$65.25	$48.94	$60.41
September 29, 2006	$74.65	$57.19	$63.15
December 29, 2006	$74.48	$58.55	$67.08
March 30, 2007	$71.24	$62.80	$69.22
June 29, 2007	$83.92	$69.30	$78.29
September 28, 2007	$85.19	$69.02	$83.20
December 31, 2007	$94.75	$80.06	$88.91
March 31, 2008	$108.12	$74.57	$104.33
June 30, 2008	$127.16	$101.31	$120.16
September 30, 2008	$127.10	$82.13	$91.20
December 31, 2008	$90.85	$54.43	$65.71
February 12, 2009*	$73.01	$50.15	$51.77

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DVN

Initial price: $51.77

Protection level: 65.00%

Protection price: $33.65

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.316206

Coupon: 13.00% per annum

Maturity: August 27, 2009

Dividend yield: 1.21% per annum

Coupon amount monthly: $10.83

FWP-26

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.61%
+ 90%	6.50%		90.61%
+ 80%	6.50%		80.61%
+ 70%	6.50%		70.61%
+ 60%	6.50%		60.61%
+ 50%	6.50%		50.61%
+ 40%	6.50%		40.61%
+ 30%	6.50%		30.61%
+ 20%	6.50%		20.61%
+ 10%	6.50%		10.61%
+ 5%	6.50%		5.61%

0%	6.50%		0.61%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.39%
- 10%	6.50%	-3.50%	-9.39%
- 20%	6.50%	-13.50%	-19.39%
- 30%	6.50%	-23.50%	-29.39%
- 40%	N/A	-33.50%	-39.39%
- 50%	N/A	-43.50%	-49.39%
- 60%	N/A	-53.50%	-59.39%
- 70%	N/A	-63.50%	-69.39%
- 80%	N/A	-73.50%	-79.39%
- 90%	N/A	-83.50%	-89.39%
- 100%	N/A	-93.50%	-99.39%

FWP-27

General Electric Company

According to publicly available information, General Electric Company (the “Company”) is one of the largest and most diversified technology, media, and financial services corporations in the world. With products and services ranging from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products, the Company serves customers in more than 100 countries and employs more than 300,000 people worldwide.

The Company’s operating segments include Infrastructure, Commercial Finance, GE Money, Healthcare, NBC Universal and Industrial.

The Company’s executive offices are located at 3135 Easton Turnpike, Fairfield, CT 06828-0001.

The linked share’s SEC file number is: 001-00035.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$28.00	$21.82	$25.50
June 30, 2003	$31.64	$25.50	$28.68
September 30, 2003	$32.18	$26.90	$29.81
December 31, 2003	$31.30	$27.37	$30.98
March 31, 2004	$34.56	$28.88	$30.52
June 30, 2004	$33.49	$29.55	$32.40
September 30, 2004	$34.53	$31.43	$33.58
December 31, 2004	$37.72	$32.66	$36.50
March 31, 2005	$36.88	$34.97	$36.06
June 30, 2005	$37.34	$34.15	$34.65
September 30, 2005	$35.78	$32.85	$33.67
December 30, 2005	$36.33	$32.67	$35.05
March 31, 2006	$35.55	$32.22	$34.78
June 30, 2006	$35.24	$32.78	$32.96
September 29, 2006	$35.65	$32.06	$35.30
December 29, 2006	$38.49	$34.62	$37.21
March 30, 2007	$38.28	$33.90	$35.36
June 29, 2007	$39.77	$34.55	$38.28
September 28, 2007	$42.07	$36.20	$41.40
December 31, 2007	$42.15	$36.07	$37.07
March 31, 2008	$37.74	$31.65	$37.01
June 30, 2008	$38.52	$26.16	$26.69
September 30, 2008	$30.39	$22.19	$25.50
December 31, 2008	$25.75	$12.58	$16.20
February 12, 2009*	$17.22	$10.66	$11.68

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GE

Initial price: $11.68

Protection level: 60.00%

Protection price: $7.01

Physical delivery amount: 85($1,000/Initial price)

Fractional shares: 0.616438

Coupon: 20.00% per annum

Maturity: August 27, 2009

Dividend yield: 10.77% per annum

Coupon amount monthly: $16.67

FWP-28

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		105.39%
+ 90%	10.00%		95.39%
+ 80%	10.00%		85.39%
+ 70%	10.00%		75.39%
+ 60%	10.00%		65.39%
+ 50%	10.00%		55.39%
+ 40%	10.00%		45.39%
+ 30%	10.00%		35.39%
+ 20%	10.00%		25.39%
+ 10%	10.00%		15.39%
+ 5%	10.00%		10.39%

0%	10.00%		5.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	0.39%
- 10%	10.00%	0.00%	-4.61%
- 20%	10.00%	-10.00%	-14.61%
- 30%	10.00%	-20.00%	-24.61%
- 40%	10.00%	-30.00%	-34.61%
- 50%	N/A	-40.00%	-44.61%
- 60%	N/A	-50.00%	-54.61%
- 70%	N/A	-60.00%	-64.61%
- 80%	N/A	-70.00%	-74.61%
- 90%	N/A	-80.00%	-84.61%
- 100%	N/A	-90.00%	-94.61%

FWP-29

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 28, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
June 30, 2008	$28.06	$23.02	$23.05
September 30, 2008	$23.05	$14.47	$15.64
December 31, 2008	$15.64	$7.36	$9.53
February 12, 2009*	$12.29	$8.97	$11.36

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $11.36

Protection level: 65.00%

Protection price: $7.38

Physical delivery amount: 88($1,000/Initial price)

Fractional shares: 0.028169

Coupon: 11.00% per annum

Maturity: August 27, 2009

Dividend yield: 1.72% per annum

Coupon amount monthly: $9.17

FWP-30

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.86%
+ 90%	5.50%		90.86%
+ 80%	5.50%		80.86%
+ 70%	5.50%		70.86%
+ 60%	5.50%		60.86%
+ 50%	5.50%		50.86%
+ 40%	5.50%		40.86%
+ 30%	5.50%		30.86%
+ 20%	5.50%		20.86%
+ 10%	5.50%		10.86%
+ 5%	5.50%		5.86%

0%	5.50%		0.86%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.14%
- 10%	5.50%	-4.50%	-9.14%
- 20%	5.50%	-14.50%	-19.14%
- 30%	5.50%	-24.50%	-29.14%
- 40%	N/A	-34.50%	-39.14%
- 50%	N/A	-44.50%	-49.14%
- 60%	N/A	-54.50%	-59.14%
- 70%	N/A	-64.50%	-69.14%
- 80%	N/A	-74.50%	-79.14%
- 90%	N/A	-84.50%	-89.14%
- 100%	N/A	-94.50%	-99.14%

FWP-31

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

As of November 28, 2008, the Company operated offices in over 30 countries and 43% of its 30,067 employees were based outside the United States. In 2008, the Company derived 30% of its net revenues outside of the Americas.

The Company is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, the Company converted from a partnership to a corporation and completed an initial public offering of its common stock. On September 21, 2008, the Company became a bank holding company regulated by the Board of Governors of the Federal Reserve System (Federal Reserve Board) under the U.S. Bank Holding Company Act of 1956 (BHC Act). The Company’s depository institution subsidiary, Goldman Sachs Bank USA (GS Bank USA), became a New York State-chartered bank on November 28, 2008.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$75.75	$61.05	$68.08
June 30, 2003	$91.98	$68.06	$83.75
September 30, 2003	$93.74	$82.40	$83.90
December 31, 2003	$100.00	$84.30	$98.73
March 31, 2004	$109.29	$96.15	$104.35
June 30, 2004	$107.50	$87.70	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.77	$102.02
September 30, 2005	$121.70	$102.16	$121.58
December 30, 2005	$134.94	$110.35	$127.71
March 31, 2006	$159.62	$124.25	$156.96
June 30, 2006	$169.31	$136.90	$150.43
September 29, 2006	$171.15	$139.00	$169.17
December 29, 2006	$206.39	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.94	$203.29	$216.75
September 28, 2007	$225.76	$157.38	$216.74
December 31, 2007	$250.70	$197.10	$215.05
March 31, 2008	$215.05	$140.27	$165.39
June 30, 2008	$203.30	$161.22	$174.90
September 30, 2008	$190.00	$86.85	$128.00
December 31, 2008	$142.00	$47.44	$84.39
February 12, 2009*	$98.65	$59.13	$95.58

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GS

Initial price: $95.58

Protection level: 50.00%

Protection price: $47.79

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.462440

Coupon: 20.00% per annum

Maturity: August 27, 2009

Dividend yield: 1.09% per annum

Coupon amount monthly: $16.67

FWP-32

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.55%
+ 90%	10.00%		90.55%
+ 80%	10.00%		80.55%
+ 70%	10.00%		70.55%
+ 60%	10.00%		60.55%
+ 50%	10.00%		50.55%
+ 40%	10.00%		40.55%
+ 30%	10.00%		30.55%
+ 20%	10.00%		20.55%
+ 10%	10.00%		10.55%
+ 5%	10.00%		5.55%

0%	10.00%		0.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.45%
- 10%	10.00%	0.00%	-9.45%
- 20%	10.00%	-10.00%	-19.45%
- 30%	10.00%	-20.00%	-29.45%
- 40%	10.00%	-30.00%	-39.45%
- 50%	10.00%	-40.00%	-49.45%
- 60%	N/A	-50.00%	-59.45%
- 70%	N/A	-60.00%	-69.45%
- 80%	N/A	-70.00%	-79.45%
- 90%	N/A	-80.00%	-89.45%
- 100%	N/A	-90.00%	-99.45%

FWP-33

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.6 trillion in assets, $123 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 28, 2007	$50.48	$42.18	$45.82
December 31, 2007	$48.02	$40.15	$43.65
March 31, 2008	$49.28	$36.02	$42.95
June 30, 2008	$49.75	$33.96	$34.31
September 30, 2008	$48.35	$29.25	$46.70
December 31, 2008	$50.50	$19.69	$31.53
February 12, 2009*	$31.64	$18.02	$26.19

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $26.19

Protection level: 50.00%

Protection price: $13.10

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.182512

Coupon: 20.00% per annum

Maturity: August 27, 2009

Dividend yield: 6.07% per annum

Coupon amount monthly: $16.67

FWP-34

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		103.04%
+ 90%	10.00%		93.04%
+ 80%	10.00%		83.04%
+ 70%	10.00%		73.04%
+ 60%	10.00%		63.04%
+ 50%	10.00%		53.04%
+ 40%	10.00%		43.04%
+ 30%	10.00%		33.04%
+ 20%	10.00%		23.04%
+ 10%	10.00%		13.04%
+ 5%	10.00%		8.04%

0%	10.00%		3.04%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-1.96%
- 10%	10.00%	0.00%	-6.96%
- 20%	10.00%	-10.00%	-16.96%
- 30%	10.00%	-20.00%	-26.96%
- 40%	10.00%	-30.00%	-36.96%
- 50%	10.00%	-40.00%	-46.96%
- 60%	N/A	-50.00%	-56.96%
- 70%	N/A	-60.00%	-66.96%
- 80%	N/A	-70.00%	-76.96%
- 90%	N/A	-80.00%	-86.96%
- 100%	N/A	-90.00%	-96.96%

FWP-35

Monsanto Company

According to publicly available information, Monsanto Company, (the “Company”) is a global provider of agricultural products for farmers. The Company’s business consists of two segments: Seeds and Genomics and Agricultural Productivity. The Seeds and Genomics segment produces the seed brands DEKALB, Asgrow, Deltapine, Seminis, and De Ruiter and develops biotechnology traits that assist farmers in controlling insects and weeds. The Agricultural Productivity segment manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market.

The linked share’s SEC file number is 001-16167. Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$9.94	$6.78	$8.20
June 30, 2003	$11.30	$7.85	$10.82
September 30, 2003	$13.25	$10.43	$11.97
December 31, 2003	$14.45	$11.54	$14.39
March 31, 2004	$18.38	$14.04	$18.34
June 30, 2004	$19.25	$15.68	$19.25
September 30, 2004	$19.00	$17.08	$18.21
December 31, 2004	$28.22	$17.70	$27.78
March 31, 2005	$32.50	$25.05	$32.25
June 30, 2005	$34.40	$27.83	$31.44
September 30, 2005	$34.58	$27.80	$31.38
December 30, 2005	$39.93	$28.19	$38.77
March 31, 2006	$44.18	$39.12	$42.38
June 30, 2006	$44.88	$37.92	$42.10
September 29, 2006	$48.45	$40.93	$47.01
December 29, 2006	$53.49	$42.75	$52.53
March 30, 2007	$57.08	$49.10	$54.96
June 29, 2007	$68.81	$54.34	$67.54
September 28, 2007	$86.89	$58.50	$85.74
December 31, 2007	$116.24	$82.51	$111.69
March 31, 2008	$129.28	$90.86	$111.50
June 30, 2008	$145.17	$104.60	$126.44
September 30, 2008	$126.90	$92.74	$98.98
December 31, 2008	$100.69	$63.47	$70.35
February 12, 2009*	$87.30	$69.81	$80.75

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MON

Initial price: $80.75

Protection level: 65.00%

Protection price: $52.49

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.383901

Coupon: 13.40% per annum

Maturity: August 27, 2009

Dividend yield: 1.12% per annum

Coupon amount monthly: $11.17

FWP-36

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.70%		100.56%
+ 90%	6.70%		90.56%
+ 80%	6.70%		80.56%
+ 70%	6.70%		70.56%
+ 60%	6.70%		60.56%
+ 50%	6.70%		50.56%
+ 40%	6.70%		40.56%
+ 30%	6.70%		30.56%
+ 20%	6.70%		20.56%
+ 10%	6.70%		10.56%
+ 5%	6.70%		5.56%

0%	6.70%		0.56%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.70%	1.70%	-4.44%
- 10%	6.70%	-3.30%	-9.44%
- 20%	6.70%	-13.30%	-19.44%
- 30%	6.70%	-23.30%	-29.44%
- 40%	N/A	-33.30%	-39.44%
- 50%	N/A	-43.30%	-49.44%
- 60%	N/A	-53.30%	-59.44%
- 70%	N/A	-63.30%	-69.44%
- 80%	N/A	-73.30%	-79.44%
- 90%	N/A	-83.30%	-89.44%
- 100%	N/A	-93.30%	-99.44%

FWP-37

The Mosaic Company

According to publicly available information, The Mosaic Company (the “Company”) is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. The Company is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Company serves customers in approximately 40 countries. The Company has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil; and other production, blending or distribution operations or equity investments in nearly a dozen countries.

The linked share’s SEC file number is 001-32327.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$18.58	$14.80	$16.32
March 31, 2005	$17.42	$14.60	$17.06
June 30, 2005	$17.16	$12.38	$15.56
September 30, 2005	$17.98	$15.11	$16.02
December 30, 2005	$15.62	$12.51	$14.63
March 31, 2006	$17.14	$13.78	$14.35
June 30, 2006	$17.28	$13.31	$15.65
September 29, 2006	$17.12	$14.03	$16.90
December 29, 2006	$23.54	$16.20	$21.36
March 30, 2007	$28.84	$19.49	$26.66
June 29, 2007	$40.96	$26.44	$39.02
September 28, 2007	$54.83	$32.50	$53.52
December 31, 2007	$97.60	$48.72	$94.34
March 31, 2008	$119.78	$71.00	$102.60
June 30, 2008	$163.22	$95.00	$144.70
September 30, 2008	$146.92	$62.21	$68.02
December 31, 2008	$71.50	$21.94	$34.60
February 12, 2009*	$48.67	$31.17	$43.05

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MOS

Initial price: $43.05

Protection level: 60.00%

Protection price: $25.83

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.228804

Coupon: 20.00% per annum

Maturity: August 27, 2009

Dividend yield: 0.35% per annum

Coupon amount monthly: $16.67

FWP-38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.18%
+ 90%	10.00%		90.18%
+ 80%	10.00%		80.18%
+ 70%	10.00%		70.18%
+ 60%	10.00%		60.18%
+ 50%	10.00%		50.18%
+ 40%	10.00%		40.18%
+ 30%	10.00%		30.18%
+ 20%	10.00%		20.18%
+ 10%	10.00%		10.18%
+ 5%	10.00%		5.18%

0%	10.00%		0.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.82%
- 10%	10.00%	0.00%	-9.82%
- 20%	10.00%	-10.00%	-19.82%
- 30%	10.00%	-20.00%	-29.82%
- 40%	10.00%	-30.00%	-39.82%
- 50%	N/A	-40.00%	-49.82%
- 60%	N/A	-50.00%	-59.82%
- 70%	N/A	-60.00%	-69.82%
- 80%	N/A	-70.00%	-79.82%
- 90%	N/A	-80.00%	-89.82%
- 100%	N/A	-90.00%	-99.82%

FWP-39

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for the majority of the sales and the majority of the earnings in 2007, 2006 and 2005. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, fabricated concrete reinforcing steel, cold finished steel, steel fasteners, light gauge steel framing, steel grating and expanded metal, and wire and wire mesh. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$10.25	$7.97	$8.68
June 30, 2003	$11.94	$8.54	$11.11
September 30, 2003	$11.95	$10.28	$10.44
December 31, 2003	$13.37	$10.43	$12.74
March 31, 2004	$15.15	$11.87	$13.99
June 30, 2004	$17.73	$12.82	$17.46
September 30, 2004	$20.88	$16.50	$20.78
December 31, 2004	$25.20	$17.16	$23.81
March 31, 2005	$29.77	$21.41	$26.30
June 30, 2005	$27.11	$20.93	$20.95
September 30, 2005	$28.09	$21.01	$27.21
December 30, 2005	$32.37	$23.91	$31.01
March 31, 2006	$50.62	$31.28	$48.94
June 30, 2006	$56.27	$41.84	$51.16
September 29, 2006	$52.76	$42.55	$47.15
December 29, 2006	$64.33	$45.25	$52.55
March 30, 2007	$64.76	$51.14	$63.09
June 29, 2007	$67.74	$54.79	$57.31
September 28, 2007	$63.26	$40.67	$58.60
December 31, 2007	$64.02	$49.38	$58.65
March 31, 2008	$74.94	$47.26	$67.27
June 30, 2008	$82.98	$65.43	$74.35
September 30, 2008	$73.18	$35.48	$39.50
December 31, 2008	$48.29	$25.27	$46.20
February 12, 2009*	$48.99	$36.99	$43.96

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $43.96

Protection level: 60.00%

Protection price: $26.38

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.747953

Coupon: 16.00% per annum

Maturity: August 27, 2009

Dividend yield: 4.35% per annum

Coupon amount monthly: $13.33

FWP-40

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		102.18%
+ 90%	8.00%		92.18%
+ 80%	8.00%		82.18%
+ 70%	8.00%		72.18%
+ 60%	8.00%		62.18%
+ 50%	8.00%		52.18%
+ 40%	8.00%		42.18%
+ 30%	8.00%		32.18%
+ 20%	8.00%		22.18%
+ 10%	8.00%		12.18%
+ 5%	8.00%		7.18%

0%	8.00%		2.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-2.82%
- 10%	8.00%	-2.00%	-7.82%
- 20%	8.00%	-12.00%	-17.82%
- 30%	8.00%	-22.00%	-27.82%
- 40%	8.00%	-32.00%	-37.82%
- 50%	N/A	-42.00%	-47.82%
- 60%	N/A	-52.00%	-57.82%
- 70%	N/A	-62.00%	-67.82%
- 80%	N/A	-72.00%	-77.82%
- 90%	N/A	-82.00%	-87.82%
- 100%	N/A	-92.00%	-97.82%

FWP-41

Schering-Plough Corporation

According to publicly available information, Schering-Plough Corporation (the “Company”) is a science-centered global health care company. The Company applies its research-and-development platform to human prescription, animal health and consumer products. The Company has three reportable segments: Human Prescription Pharmaceuticals, Animal Health and Consumer Health Care. Human Prescription Pharmaceuticals segment discovers, develops, manufactures and markets human pharmaceutical products. The Animal Health segment discovers, develops, manufactures and markets animal health products including vaccines. The Consumer Health Care segment develops, manufactures and markets OTC, foot care and sun care products. The Company’s is based in Kenilworth, N.J., and its Web site is www.schering-plough.com.

The linked share’s SEC file number is 001-06571.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$23.75	$15.22	$17.83
June 30, 2003	$20.91	$16.55	$18.60
September 30, 2003	$19.50	$14.25	$15.24
December 31, 2003	$17.39	$14.35	$17.39
March 31, 2004	$19.04	$15.86	$16.22
June 30, 2004	$18.90	$15.95	$18.48
September 30, 2004	$20.10	$17.51	$19.06
December 31, 2004	$21.37	$16.56	$20.88
March 31, 2005	$21.59	$17.67	$18.15
June 30, 2005	$21.24	$17.80	$19.06
September 30, 2005	$22.53	$18.40	$21.05
December 30, 2005	$21.90	$18.87	$20.85
March 31, 2006	$21.15	$17.88	$18.99
June 30, 2006	$20.10	$18.19	$19.03
September 29, 2006	$22.12	$18.45	$22.09
December 29, 2006	$24.07	$21.15	$23.64
March 30, 2007	$25.59	$22.36	$25.51
June 29, 2007	$33.81	$25.17	$30.44
September 28, 2007	$32.97	$27.05	$31.63
December 31, 2007	$33.40	$25.90	$26.64
March 31, 2008	$27.81	$14.05	$14.41
June 30, 2008	$20.87	$13.83	$19.69
September 30, 2008	$22.78	$17.32	$18.47
December 31, 2008	$18.68	$11.98	$17.03
February 12, 2009*	$20.15	$16.95	$19.47

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SGP

Initial price: $19.47

Protection level: 70.00%

Protection price: $13.63

Physical delivery amount: 51($1,000/Initial price)

Fractional shares: 0.361068

Coupon: 11.00% per annum

Maturity: August 27, 2009

Dividend yield: 1.33% per annum

Coupon amount monthly: $9.17

FWP-42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.67%
+ 90%	5.50%		90.67%
+ 80%	5.50%		80.67%
+ 70%	5.50%		70.67%
+ 60%	5.50%		60.67%
+ 50%	5.50%		50.67%
+ 40%	5.50%		40.67%
+ 30%	5.50%		30.67%
+ 20%	5.50%		20.67%
+ 10%	5.50%		10.67%
+ 5%	5.50%		5.67%

0%	5.50%		0.67%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.33%
- 10%	5.50%	-4.50%	-9.33%
- 20%	5.50%	-14.50%	-19.33%
- 30%	5.50%	-24.50%	-29.33%
- 40%	N/A	-34.50%	-39.33%
- 50%	N/A	-44.50%	-49.33%
- 60%	N/A	-54.50%	-59.33%
- 70%	N/A	-64.50%	-69.33%
- 80%	N/A	-74.50%	-79.33%
- 90%	N/A	-84.50%	-89.33%
- 100%	N/A	-94.50%	-99.33%

FWP-43

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2008, the Company employed approximately 87,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 001-04601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 28, 2007	$108.47	$81.30	$105.00
December 31, 2007	$113.86	$87.42	$98.37
March 31, 2008	$102.71	$72.30	$87.00
June 30, 2008	$110.11	$85.75	$107.43
September 30, 2008	$111.91	$73.53	$78.09
December 31, 2008	$78.00	$37.24	$42.33
February 12, 2009*	$49.25	$36.25	$41.97

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $41.97

Protection level: 65.00%

Protection price: $27.28

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.826543

Coupon: 13.20% per annum

Maturity: August 27, 2009

Dividend yield: 2.51% per annum

Coupon amount monthly: $11.00

FWP-44

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.60%		101.26%
+ 90%	6.60%		91.26%
+ 80%	6.60%		81.26%
+ 70%	6.60%		71.26%
+ 60%	6.60%		61.26%
+ 50%	6.60%		51.26%
+ 40%	6.60%		41.26%
+ 30%	6.60%		31.26%
+ 20%	6.60%		21.26%
+ 10%	6.60%		11.26%
+ 5%	6.60%		6.26%

0%	6.60%		1.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.60%	1.60%	-3.74%
- 10%	6.60%	-3.40%	-8.74%
- 20%	6.60%	-13.40%	-18.74%
- 30%	6.60%	-23.40%	-28.74%
- 40%	N/A	-33.40%	-38.74%
- 50%	N/A	-43.40%	-48.74%
- 60%	N/A	-53.40%	-58.74%
- 70%	N/A	-63.40%	-68.74%
- 80%	N/A	-73.40%	-78.74%
- 90%	N/A	-83.40%	-88.74%
- 100%	N/A	-93.40%	-98.74%

FWP-45

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) is a vertically integrated solar products and services company that designs, develops, manufactures and markets high-performance solar electric power technologies. The Company’s solar cells and solar panels are manufactured using proprietary processes and technologies based on more than 15 years of research and development. The Company’s solar power products are sold through its components business segment.

In January 2007, the Company acquired PowerLight Corporation, or PowerLight, now known as SunPower Corporation, Systems, or SP Systems, which developed, engineered, manufactured and delivered large-scale solar power systems.

The linked share’s SEC file number is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$34.75	$24.30	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.76	$27.74
December 29, 2006	$40.00	$26.36	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.50	$45.87	$63.05
September 28, 2007	$86.92	$59.64	$82.82
December 31, 2007	$164.47	$82.00	$130.39
March 31, 2008	$134.28	$53.22	$74.51
June 30, 2008	$100.00	$70.80	$71.98
September 30, 2008	$107.00	$59.75	$70.93
December 31, 2008	$78.79	$18.51	$37.00
February 12, 2009*	$46.30	$27.55	$34.27

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWRA

Initial price: $34.27

Protection level: 50.00%

Protection price: $17.14

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.180041

Coupon: 20.00% per annum

Maturity: August 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $16.67

FWP-46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	10.00%	-30.00%	-40.00%
- 50%	10.00%	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

FWP-47

U.S. Bancorp

According to publicly available information, U.S. Bancorp (the “Company:”) is a multi-state financial services holding company headquartered in Minneapolis, Minnesota. The Company was incorporated in Delaware in 1929 and operates as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. The Company provides a full range of financial services, including lending and depository services, cash management, foreign exchange and trust and investment management services. It also engages in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing.

The Company’s banking subsidiaries are engaged in the general banking business, principally in domestic markets. The subsidiaries range in size from $39 million to $139 billion in deposits and provide a wide range of products and services to individuals, businesses, institutional organizations, governmental entities and other financial institutions.

On a full-time equivalent basis, as of December 31, 2007 the Company employed 52,277 people.

The linked share’s SEC file number is 1-6880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$23.14	$18.30	$18.72
June 30, 2003	$24.64	$18.70	$24.16
September 30, 2003	$25.45	$22.83	$23.66
December 31, 2003	$29.58	$23.70	$29.36
March 31, 2004	$29.70	$26.93	$27.65
June 30, 2004	$28.65	$24.90	$27.56
September 30, 2004	$30.00	$27.42	$28.90
December 31, 2004	$31.65	$27.52	$31.32
March 31, 2005	$31.35	$28.18	$28.82
June 30, 2005	$29.91	$26.80	$29.20
September 30, 2005	$30.91	$27.92	$28.08
December 30, 2005	$31.14	$27.32	$29.89
March 31, 2006	$31.31	$28.99	$30.50
June 30, 2006	$31.89	$30.17	$30.88
September 29, 2006	$33.42	$30.54	$33.22
December 29, 2006	$36.85	$32.97	$36.19
March 30, 2007	$36.84	$34.40	$34.97
June 29, 2007	$35.18	$32.74	$32.95
September 28, 2007	$34.17	$29.22	$32.53
December 31, 2007	$34.21	$30.21	$31.74
March 31, 2008	$35.01	$27.86	$32.36
June 30, 2008	$35.25	$27.78	$27.89
September 30, 2008	$40.00	$20.78	$36.02
December 31, 2008	$37.31	$20.22	$25.01
February 12, 2009*	$25.43	$11.80	$13.66

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USB

Initial price: $13.66

Protection level: 50.00%

Protection price: $6.83

Physical delivery amount: 73($1,000/Initial price)

Fractional shares: 0.206442

Coupon: 20.00% per annum

Maturity: August 27, 2009

Dividend yield: 13.47% per annum

Coupon amount monthly: $16.67

FWP-48

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		106.74%
+ 90%	10.00%		96.74%
+ 80%	10.00%		86.74%
+ 70%	10.00%		76.74%
+ 60%	10.00%		66.74%
+ 50%	10.00%		56.74%
+ 40%	10.00%		46.74%
+ 30%	10.00%		36.74%
+ 20%	10.00%		26.74%
+ 10%	10.00%		16.74%
+ 5%	10.00%		11.74%

0%	10.000%		6.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	1.74%
- 10%	10.00%	0.00%	-3.26%
- 20%	10.00%	-10.00%	-13.26%
- 30%	10.00%	-20.00%	-23.26%
- 40%	10.00%	-30.00%	-33.26%
- 50%	10.00%	-40.00%	-43.26%
- 60%	N/A	-50.00%	-53.26%
- 70%	N/A	-60.00%	-63.26%
- 80%	N/A	-70.00%	-73.26%
- 90%	N/A	-80.00%	-83.26%
- 100%	N/A	-90.00%	-93.26%

FWP-49

United States Oil Fund, LP

According to publicly available information, United States Oil Fund, LP (“USOF”) is a Delaware limited partnership organized on May 12, 2005. USOF maintains its main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. USOF is a commodity pool that issues limited partnership interests (“units”) traded on the American Stock Exchange.

The net assets of USOF consist primarily of investments in futures contracts for light, sweet crude oil, but may also consist of other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”). USOF may also invest in other oil-related investments such as cash-settled options on Oil Futures Contracts, forward contracts for oil, and over-the-counter transactions that are based on the price of crude oil, other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing.

Information provided to or filed with the Commission by USOF pursuant to the Securities Act of 1933 can be located by reference to Commission file number 001-32834.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	N/A	N/A	N/A
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	$70.00	$64.95	$69.77
September 29, 2006	$74.60	$54.08	$56.99
December 29, 2006	$56.84	$50.25	$51.65
March 30, 2007	$54.20	$42.60	$53.36
June 29, 2007	$54.22	$47.39	$53.01
September 28, 2007	$64.25	$51.76	$62.70
December 31, 2007	$77.59	$60.20	$75.76
March 31, 2008	$87.78	$68.57	$81.45
June 30, 2008	$115.73	$79.77	$113.77
September 30, 2008	$120.01	$72.95	$82.01
December 31, 2008	$81.44	$27.73	$33.11
February 12, 2009*	$38.75	$25.33	$26.05

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USO

Initial price: $26.05

Protection level: 65.00%

Protection price: $16.93

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.387716

Coupon: 13.20% per annum

Maturity: August 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.00

FWP-50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.60%		100.00%
+ 90%	6.60%		90.00%
+ 80%	6.60%		80.00%
+ 70%	6.60%		70.00%
+ 60%	6.60%		60.00%
+ 50%	6.60%		50.00%
+ 40%	6.60%		40.00%
+ 30%	6.60%		30.00%
+ 20%	6.60%		20.00%
+ 10%	6.60%		10.00%
+ 5%	6.60%		5.00%

0%	6.60%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.60%	1.60%	-5.00%
- 10%	6.60%	-3.40%	-10.00%
- 20%	6.60%	-13.40%	-20.00%
- 30%	6.60%	-23.40%	-30.00%
- 40%	N/A	-33.40%	-40.00%
- 50%	N/A	-43.40%	-50.00%
- 60%	N/A	-53.40%	-60.00%
- 70%	N/A	-63.40%	-70.00%
- 80%	N/A	-73.40%	-80.00%
- 90%	N/A	-83.40%	-90.00%
- 100%	N/A	-93.40%	-100.00%

FWP-51

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 17 refineries located in the United States, Canada, and Aruba that produce conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as a slate of premium products including RBOB1, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of about 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 28, 2007	$78.68	$60.00	$67.18
December 31, 2007	$75.75	$60.80	$70.03
March 31, 2008	$71.10	$45.03	$49.11
June 30, 2008	$55.00	$39.20	$41.18
September 30, 2008	$40.74	$28.20	$30.30
December 31, 2008	$30.34	$13.94	$21.64
February 12, 2009*	$26.20	$21.20	$23.99

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $23.99

Protection level: 60.00%

Protection price: $14.39

Physical delivery amount: 41($1,000/Initial price)

Fractional shares: 0.684035

Coupon: 15.45% per annum

Maturity: August 27, 2009

Dividend yield: 2.48% per annum

Coupon amount monthly: $12.88

FWP-52

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.725%		101.24%
+ 90%	7.725%		91.24%
+ 80%	7.725%		81.24%
+ 70%	7.725%		71.24%
+ 60%	7.725%		61.24%
+ 50%	7.725%		51.24%
+ 40%	7.725%		41.24%
+ 30%	7.725%		31.24%
+ 20%	7.725%		21.24%
+ 10%	7.725%		11.24%
+ 5%	7.725%		6.24%

0%	7.725%		1.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.725%	2.725%	-3.76%
- 10%	7.725%	-2.275%	-8.76%
- 20%	7.725%	-12.275%	-18.76%
- 30%	7.725%	-22.275%	-28.76%
- 40%	7.725%	-32.275%	-38.76%
- 50%	N/A	-42.275%	-48.76%
- 60%	N/A	-52.275%	-58.76%
- 70%	N/A	-62.275%	-68.76%
- 80%	N/A	-72.275%	-78.76%
- 90%	N/A	-82.275%	-88.76%
- 100%	N/A	-92.275%	-98.76%

FWP-53

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in North America and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. The Company has annual raw steel production capability of 31.7 million net tons and is the fifth largest steel producer in the world. . The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the North America and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2003	$17.68	$9.61	$9.83
June 30, 2003	$17.88	$9.72	$16.37
September 30, 2003	$20.05	$15.11	$18.38
December 31, 2003	$37.00	$18.54	$35.02
March 31, 2004	$40.15	$31.40	$37.27
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 28, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
September 30, 2008	$180.57	$68.63	$77.61
December 31, 2008	$77.92	$20.73	$37.20
February 12, 2009*	$41.30	$27.75	$31.54

*	High, low and closing prices are for the period starting January 1, 2009 and ending February 12, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $31.54

Protection level: 50.00%

Protection price: $15.77

Physical delivery amount: 31($1,000/Initial price)

Fractional shares: 0.705770

Coupon: 19.25% per annum

Maturity: August 27, 2009

Dividend yield: 3.75% per annum

Coupon amount monthly: $16.04

FWP-54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.625%		101.88%
+ 90%	9.625%		91.88%
+ 80%	9.625%		81.88%
+ 70%	9.625%		71.88%
+ 60%	9.625%		61.88%
+ 50%	9.625%		51.88%
+ 40%	9.625%		41.88%
+ 30%	9.625%		31.88%
+ 20%	9.625%		21.88%
+ 10%	9.625%		11.88%
+ 5%	9.625%		6.88%

0%	9.625%		1.88%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.625%	4.625%	-3.12%
- 10%	9.625%	-0.375%	-8.12%
- 20%	9.625%	-10.375%	-18.12%
- 30%	9.625%	-20.375%	-28.12%
- 40%	9.625%	-30.375%	-38.12%
- 50%	9.625%	-40.375%	-48.12%
- 60%	N/A	-50.375%	-58.12%
- 70%	N/A	-60.375%	-68.12%
- 80%	N/A	-70.375%	-78.12%
- 90%	N/A	-80.375%	-88.12%
- 100%	N/A	-90.375%	-98.12%

FWP-55